THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
            BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


                                          AMENDMENT NO. 1
                            PORTLAND GENERAL CORPORATION
                                 AMENDED AND RESTATED
                         1990 LONG-TERM INCENTIVE MASTER PLAN

               WHEREAS, pursuant to Article 14 of the Portland General

          Corporation Amended and Restated 1990 Long-Term Incentive Master

          Plan (the "Plan"), the Committee, as defined in the Plan, may,

          with the approval of the Board of Directors of Portland General

          Corporation (the "Corporation"), amend or modify the Plan as provided in Article 14, and

               WHEREAS, the Board of Directors of the Corporation has

          approved the amendment of the Plan,

               NOW THEREFORE, effective as of February 8, 1994, the Plan is hereby amended as follows:

               1.   Section 8.9 is deleted and the following new
          Section 8.9 is inserted as follows:

               "8.9 Termination of Employment Due to Death, Disability or Retirement.

                    "(a) Termination by Death. Upon the death of a Participant, all restrictions on the Participant's Restricted Stock shall lapse, provided, however, such restrictions shall not lapse until the expiration of the six (6) month vesting period provided in
                    Section 8.3.

                    "(b) Termination by Disability. In the event that a Participant's employment with the Company is terminated by reason of Disability, the restrictions on the Participant's Restricted Stock shall lapse on the date the Participant's disability is determined by the Committee to be total and permanent, provided, however, such restrictions shall not lapse until the expiration of the six (6) month vesting period provided in
                    Section 8.3.


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                    "(c) Termination by Retirement.  In the event that
                    a Participant's employment with the Company is terminated by reasons of 'normal retirement' (as defined under the then established rules of the Company's tax qualified pension retirement plan), the restrictions shall lapse on the number of shares of Restricted Stock in each restricted stock grant which bears the same ratio to the total number of shares of Restricted Stock in such grant still subject to restrictions, as the period of employment during the Period of Restriction for such grant bears to the full Period of Restriction for such grant, rounded up to a full share, unless otherwise determined by the Committee to vest the previously granted Restricted Stock in some greater amount, provided, however, such restrictions shall not lapse until the expiration of the six (6) month vesting period provided in
                    Section 8.3."


               IN WITNESS WHEREOF, the Board of Directors of the
          Corporation has adopted this amendment on the 8th day of February
          1994.

                                        COMMITTEE UNDER THE LONG-TERM
                                        INCENTIVE MASTER PLAN


                                   By:  /s/ Warren E. McCain
                                        Warren E. McCain
                                        Chairman



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